AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 2005

                          Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                         GENESIS TECHNOLOGY GROUP, INC.
            (Exact name of registration as specified in its charter)



             Florida                                             65-1130026
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization                             Identification No.)



                           7900 Glades Road, Suite 420
                            Boca Raton, Florida 33434
                                 (561) 988-9880
          (Address and Telephone Number of Principal Executive Offices)



                         GENESIS TECHNOLOGY GROUP, INC.
                       2004 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plans)



                                   Copies to:

                                 Gary L. Wolfson
                             Chief Executive Officer
                         Genesis Technology Group, Inc.
                           7900 Glades Road, Suite 420
                            Boca Raton, Florida 33434
                                 (561) 988-9880

                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                           maximum      maximum
                                          offering     aggregate      Amount of
Title of securities         Amount to     price per    offering     registration
 to be registered         be registered     share        price          fee
________________________________________________________________________________

Common Stock, $.001
par value per share (1)    12,000,000       $.04      $480,000.00      $56.50
________________________________________________________________________________

(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the bid and asked prices of the securities on the Over-the-Counter Bulletin Board on September 28, 2005.

         Pursuant to Rule 416, there are also being registered such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the options and warrants.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        This registration statement relates to two separate prospectuses.

         Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 12,000,000 shares of common stock pursuant to our 2004 Stock Option Plan, as Amended (the "Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933, which includes the reoffer of a certain number of shares underlying the options.

                                   PROSPECTUS

ITEM 1.  PLAN INFORMATION

         On April 6, 2004, our Board of Directors initially authorized and approved the Genesis Technology Group, Inc. 2004 Stock Option Plan (the "Plan"). We reserved a total of 10,000,000 shares of our common stock for issuance upon the exercise of options and the grant of other awards under the Plan. On August 13, 2005, we amended the Plan to increase the reservation of shares of Common Stock by an additional 12,000,000 shares, or a total of 22,000,000 shares. Awards under the Plan must be issued only for bona fide services and may not be issued under the Plan for services in connection with the offer and sale of securities in a capital raising or capital promoting transaction.

         Options and shares may be awarded under the Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Board of Directors or Compensation Committee upon formation. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of shares that may be awarded under the Plan to a single participant. We anticipate that a substantial portion of the shares to be issued under the Plan will be issued as compensation to our employees, directors, technical consultants and advisors who provide services to us.

         The Plan itself does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. Shares issued under awards made to our officers, directors and affiliates become control shares, the resale of which may be covered by this prospectus. The Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Restricted shares awarded under the Plan are intended to be fully taxable to the recipient as earned income.

ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         We will provide to Plan participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at is principal office at 7900 Glades Road, Suite 420, Boca Raton, Florida 33434, attention: President.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.



         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.



               The date of this Prospectus is September 30, 2005.

                               REOFFER PROSPECTUS

                         GENESIS TECHNOLOGY GROUP, INC.

                        12,000,000 SHARES OF COMMON STOCK
                                ($.001 PAR VALUE)

         This prospectus forms a part of a registration statement, which registers an aggregate of 12,000,000 shares of common stock issued or issuable from time-to-time under the Genesis Technology Group, Inc. 2004 Stock Option Plan, as Amended. The Plan covers the issuance of 22,000,000 common shares.

         Genesis Technology Group, Inc. is referred to in this prospectus as "Genesis," the "Company," "we," "us" or "our." The 12,000,000 shares issued directly or underlying options covered by this prospectus are referred to as the "shares." Persons who are issued shares underlying options or directly are sometimes referred to as the "selling security holders."

         This prospectus also covers the resale of shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock in any three-month period.

         We will not receive any proceeds from sales of shares by selling security holders.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.



               The date of this prospectus is September 30, 2005.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

      -  Form 8-K Current Report filed on June 3, 2005;

      - Quarterly Report on Form 10-QSB for the period ended March 31, 2005 filed on May 24, 2005;

      - Annual Report on Form 10-KSB for the year ended September 30, 2004 filed on January 19, 2005.

      - Quarterly Report on Form 10-QSB for the period ended June 30, 2005 filed on August 22, 2005;

      -  Form 8-K Current Report filed on September 29, 2005;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Genesis Technology Group, Inc., 7900 Glades Road, Suite 420, Boca Raton, Florida 33434.

                                   THE COMPANY

         This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. You are urged to read this prospectus carefully and in its entirety.

         We are an international company with operations in the United States and the People's Republic of China. For the nine months ended June 30, 2005, our computer equipment and accessories division, which represents approximately 99% of our consolidated revenues, is an information technology enterprise with its principal offices in China. Our consulting services division, which represents approximately 1% of our consolidated revenues, provides consulting and advisory services to small and mid-sized companies interested in entering the Chinese market. We believe that the computer and equipment accessories division of our business will become a less significant phase of our operations in future periods as we expand our consulting services segment.

         We believe that as we further develop our consulting services segment, more opportunities to expand our operations through acquisitions will also be presented to us. It is critical to our long-term business model to both increase our revenues from the consulting services segment of our existing business, as well as to diversify our revenue base. By virtue of the nature of our consulting services and the professional experience of our management and directors, we interact with a number of both U.S. and Chinese companies. Through this broadening of our relationship base, we believe that we will be able to not only provide better services to our client companies, but we will have certain advantages over other companies our size when it comes to identifying and closing acquisitions.

         Our computer equipment and accessories division is an established business which can grow internally without significant additional capital. The fee-based structure of our consulting services division is such that if our client company is successful in its particular venture, we can earn additional fees. These fees could range from a flat cash fee to a fee which includes a combination of equity in our client and a success fee payable upon the completion of transactions, such as acquisitions, formation of joint ventures or licensing or selling technologies in China, to a solely performance based fee upon the completion of the project. As described elsewhere in this prospectus, we do not intend to operate as an investment company or become subject to the Investment Company Act of 1940. However, in order to materially grow our business, we will need to raise additional working capital. Capital will typically be needed.

         We currently have three active subsidiary companies. We own 80% each of one computer hardware and software manufacturer/distributor located in Shanghai, China. We own 100% of two consulting companies, one in the U.S. and one in China. We operate a computer hardware operation in Hong Kong and a representative office in Shanghai, China. The staff for both offices is small and our sales staff is minimal. The Hong Kong cadre sells hardware material for computer technology and the Shanghai representative office sources Chinese companies that desire to penetrate US markets. Our US subsidiaries are the consulting operations for sourcing products and manufacturing opportunities in China.

Recent Developments

         On September 28, we announced the signing a letter-of-intent with Dragon Venture (Pink Sheets: DRGV), to sell our 80% ownership of Shanghai Chorry Technology Development Company, Limited (also known as "Zhaoli"). Dragon was established to serves as a conduit between Chinese high-growth companies and Western investors. Dragon Venture would issue $500,000 worth of common shares of Dragon Venture as consideration. In addition, any debt related to registered capital in Chorry, as required by Chinese law, would be assumed by Dragon Venture. We estimate that this debt assumption could be as much as an additional $500,000 based on information provided by Chorry management.

             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

         Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact our financial condition and results of operations.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES, A SUBSTANTIAL ACCUMULATED DEFICIT, AND WE CANNOT ASSURE YOU THAT WE WILL OBTAIN PROFITABILITY IN THE FUTURE. AS A RESULT, YOU COULD LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

         For the fiscal years ended September 30, 2004 and 2003, we had net consolidated revenues of $23,387,222 and $23.596.878, respectively, and net losses of $1,591,002 and $3,089,371, respectively. For the nine months ended June 30, 2005, we reported net consolidated revenues of $18,977,090 and a net loss of $2,929,081. In addition, at June 30, 2005, we had an accumulated deficit of $18,592,073. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties including, but not limited to, the risks of doing business in China as described elsewhere in this prospectus. As a result, we are unable to predict whether we will achieve profitability in the future. While we recently raised additional working capital as described elsewhere in this prospectus, our failure to achieve profitable operations in future periods will adversely affect our working capital which would, in turn, limit our ability to grow our company and increase revenues. In this event, you could lose all of your investment in our company.

         Our current losses and our continuing use of cash in operations significant, among other factors, resulted in our independent Registered Public Accounting Firm modifying their audit report on our consolidated financial statements for the fiscal years ended September 30, 2004 and 2003 to express substantial doubt as to our ability to continue as a going concern. We remain in need of substantial additional investment capital to fund our longer-term operating needs, including the servicing of our remaining debt obligations and the conducting of those marketing activities we believe necessary to achieve meaningful sales growth.

OUR BUSINESS REQUIRES OPERATING CAPITAL AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE, AS SUCH, ESPECIALLY IN LIGHT OF OUR HISTORICAL LOSSES, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT.

         Our operations are capital intensive and our growth and ongoing operations will consume a substantial portion of our available working capital. We have engaged in numerous financing activities over the past few years but have been unable to utilize the funds raised to achieve positive financial results. Furthermore, we will require additional capital in order to fund our operations, and we do not have any commitments for additional financing. Additional funding, if required, may not be available, or if available, may not be available upon favorable terms. Insufficient funds will prevent, or delay, us from implementing our business strategy. Failure to receive additional funding or enter into a strategic alliance could limit our growth, limit our likelihood of profitability and worsen our financial condition and may correspondingly decrease the market price of our common stock, or may cause us to cease operations all together.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended September 30, 2005. We are evaluating our internal control systems in order to allow our management to report on, and our independent registered public accountants attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ended September 30, 2008.

         While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

         In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

FAILURE OF OUR INTERNAL SYSTEMS MAY CAUSE SYSTEM DISRUPTIONS, REDUCE LEVELS OF CUSTOMER SERVICE, AND OTHERWISE DAMAGE OUR OPERATIONS WHICH COULD LEAD TO LOST SALES AND MAY INCREASE OUR OVERHEAD WHICH WOULD ADD EXPENSE AND DELAY OUR OPERATIONS.

         We use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to:

      o  add software and hardware;

      o develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems; or

      o provide new features or functionality may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, and delays in reporting accurate financial information. Any such failure could result in a loss of business and worsen our financial condition and may correspondingly decrease the market price of our common stock.

WE ARE CONTEMPLATING A SALE OF OUR COMPUTER EQUIPMENT AND ACCESSORIES DIVISION, WHICH REPRESENTS SUBSTANTIALLY ALL OF OUR CURRENT REVENUES.

         We have recently entered into a letter of intent which contemplates the sale of our computer equipment and accessories division which represents approximately 99% of our consolidated revenues as of the current fiscal year. That division also represents a substantial majority of our assets. As presently contemplated, the Company would solely receive stock in exchange for that division, which will not enhance our cash flow. While we believe that the disposition of this operation will afford us with the opportunity to concentrate on potentially more profitable operations and will possibly facilitate subsequent acquisitions by our company, the disposition of our Shanghai Chorry subsidiary will substantially reduce the number of assets and the level of revenues generated by our company, which could substantially impact the attractiveness of the company in the marketplace, among third parties as well as prospective acquisition candidates.

WE MAY NOT BE SUCCESSFUL IN COMPLETING ACQUISITIONS OF OPERATING COMPANIES OR DEVELOPING PROFITABLE OPERATIONS THROUGH SUCH ACQUISITIONS.

         Our business model contemplates completing acquisitions of operating companies especially if we dispose of our Shanghai Chorry subsidiary. Given the limited scope of our operations and lack of present financing, we may have difficulty attracting possible acquisition candidates which are willing to align their business operations with our company. Consummating a business acquisition can be time consuming and costly, and there can be no assurances that any acquisition will be profitable or that will contribute to the revenues or profitability of the company.

WE BELIEVE THAT AS WE FURTHER DEVELOP OUR CONSULTING SERVICES SEGMENT, MORE OPPORTUNITIES TO EXPAND OUR OPERATIONS THROUGH ACQUISITIONS WILL ALSO BE PRESENTED TO US.

         It is critical to our long-term business model to both increase our revenues from the consulting services segment of our existing business, as well as to diversify our revenue base. By virtue of the nature of our consulting services and the professional experience of our management and directors, we interact with a number of U.S. and Chinese companies. Through this broadening of our relationship base, we believe that we will be able to not only provide better services to our client companies, but we will have certain advantages over other companies our size when it comes to identifying and closing acquisitions.

WE BELIEVE THAT THE COMPUTER AND EQUIPMENT ACCESSORIES DIVISION OF OUR BUSINESS WILL BECOME A LESS SIGNIFICANT PHASE OF OUR OPERATIONS IN FUTURE PERIODS AS WE EXPAND OUR CONSULTING SERVICES SEGMENT.

         Our computer equipment and accessories division is an established business, which can grow internally without significant additional capital. The fee-based structure of our consulting services division is such that if our client company is successful in its particular venture, we can earn additional fees. These fees could range from a flat cash fee to a fee which includes a combination of equity in our client and a success fee payable upon the completion of transactions, such as acquisitions, formations of joint ventures or licensing or selling technologies in China, to a solely performance based fee upon the completion of the project. As described elsewhere in this prospectus, we do not intend to operate as an investment company or become subject to the Investment Company Act of 1940. However, in order to materially grow our business, we will need to raise additional working capital. Capital will typically be needed.

OUR BUSINESS DEPENDS SIGNIFICANTLY UPON THE PERFORMANCE OF OUR SUBSIDIARIES, WHICH IS UNCERTAIN.

         Currently, a majority of our revenues are derived via the operations of our subsidiaries. Economic, governmental, political, industry and internal company factors outside our control affect each of our subsidiaries. If our subsidiaries do not succeed, the value of our assets and the price of our common stock could decline. Some of the material risks relating to our partner companies include:

         Two of our subsidiaries are located in China and have specific risks associated with that status;

         The productivity of our sales also depends on several additional factors, Including:

      o Any adverse publicity regarding us, our products, our distribution channel or our competitors;

      o A lack of interest in, or the technical failure of, existing or new products;

      o  The public's perception of our products;

      o The public's perception of our distributors and direct selling businesses in general; and

      o  General economic and business conditions.

Intensifying competition for our products and services and those of our subsidiaries, which could lead to the failure of some of our subsidiaries; and

In addition, we may face saturation or maturity levels in a given country or market. This is of particular concern in Shanghai. The maturity of several of our markets could also affect our ability to attract and retain sales in those markets.

THERE ARE POLITICAL, ECONOMIC, HEALTH AND REGULATORY RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA.

         China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The Chinese economy is also experiencing deflation which may continue in the future. The advent of SARS in China, at least in the short term, could substantially impact economic progress in China. The current economic situation may adversely affect our profitability over time as expenditures may decrease due to the results of slowing domestic demand and deflation.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND ON OUR ABILITY TO ATTRACT AND MAINTAIN OTHER QUALIFIED EMPLOYEES.

         Our future success depends on the continued services of our key members of management. The loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on their lives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able t attract, assimilate or retain qualified technical and managerial personnel; and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH THE CONVERSION OF CHINESE RMB INTO U.S. DOLLARS.

         We generate revenue and incur expenses and liabilities in both Chinese renminbi (RMB and U.S. dollars. Since 1994, the official exchange rate for the conversion of Chinese RMB to U.S. dollars has generally been stable, and the Chinese RMB has appreciated slightly against the U.S. dollar. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. Our results of operations and financial condition may be affected by changes in the value of Chinese RMB and other currencies in which our earnings and obligations are denominated.

         Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. On July 21, 2005, the PRC reported that it would have its currency pegged to a basket of currencies rather than just tied to a fixed exchange rate to the dollar. It also increased the value of its currency 2% higher against the dollar, effective immediately.

         If any devaluation of the Renminbi were to occur in the future, returns on our operations in China, which are expected to be in the form of Renminbi, will be negatively affected upon conversion to U.S. dollars. Although we attempt to have most future payments, mainly repayments of loans and capital contributions, denominated in U.S. dollars, if any increase in the value of the Renminbi were to occur in the future, our product sales in China and in other countries may be negatively affected.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS.

         Historically, our operations have been financed primarily through the issuance of debt and equity. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary to fund our ongoing operations. Our future capital requirements, however, depend on a number of factors, including our ability to grow our revenues, manage our business and control our expenses. While we recently raised additional working capital which provides us sufficient working capital for the present, in the future we may need to raise additional capital to fund our ongoing operations. We cannot assure you that if we need additional working capital in the future, we will be able to raise it on terms acceptable t us, if at all. If we do not raise funds as needed, our ability to continue our business and operations is in jeopardy.

ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

         In our future capital raising efforts, we may seek to raise additional capital through the sale of equity and debt securities or a combination thereof. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced, and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.

WE ARE DEPENDENT ON CRITICAL SUPPLIERS FOR PRODUCT SALES, WHICH PRODUCE THE BULK OF OUR REVENUES. A DECREASE IN TECHNOLOGY SPENDING COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         Our largest subsidiary, Chorry, is dependent upon the ability of network hardware manufacturers, such as Epson, Canon and Samsung to provide them with product for resale on a regular and recurring basis. If the supply of product were to be interrupted for a significant amount of time, it could have a material adverse effect on our business, financial condition and results of operations. In addition, the market for technology products and services has been growing at a steady pace in China. There can be no assurance that this trend will continue. A decrease in the demand for these products could have a material adverse effect on our business, financial condition and results of operations.

OUR DETERMINATION NOT TO BECOME AN INVESTMENT COMPANY COULD LIMIT OUR ABILITY TO ACCEPT EQUITY POSITIONS IN OUR CLIENT COMPANIES OR TO ACCEPT EQUITY FROM OUR CLIENT COMPANIES AS COMPENSATION FOR OUR SERVICES.

         The Investment Company Act of 1940 restricts the operations of companies that are deemed to be "investment companies." On a limited basis, we have from time to time accepted equity in one of our client companies as compensation for our services. In addition, under existing contracts with client companies, we are entitled to receive equity in a joint venture entered into by one of our client companies. We do not, however, intend to become an investment company and thereby be subject to the Investment Company Act of 1940. Because of this, in the future our abilities to accept engagements from clients who wish to compensate us for our services in equity may be limited. In addition, at such time, if ever, that one of our client companies establishes the type of joint venture which would result in our company being issued equity in that venture, our ability to accept such an interest may be limited, or we may be required to structure the transaction in such a fashion that it does not fall with the definition of an "investment" which could limit our future financial benefits. We do not believe these restrictions will materially adversely affect our results of operations in the near future. If, however, we should inadvertently become subject to the Investment Company Act of 1940 and if we should fail to comply with the requirements of that act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. Any failure to comply with the Investment Company Act would, therefore, seriously harm our business.

THE VALUE OF THE EQUITY SECURITIES WE OCCASIONALLY ACCEPT AS COMPENSATION ARE SUBJECT TO ADJUSTMENT WHICH COULD RESULT IN LOSSES T US IN FUTURE PERIODS.

         From time to time, we accept equity securities at one of our client companies as compensation for our services. These securities are reflected on our balance sheet as either "marketable equity securities" or "marketable equity securities - restricted." We evaluate quarterly the carrying value of each investment for a possible increase or decrease in value. Because we do not want to be considered an investment company, it is to our benefit to keep the carrying values of these securities as low as possible. This review may result in an adjustment to their carrying value, which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. In addition, if we are unable to liquidate these securities, we will be required to write off the investments which would adversely affect our financial position.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKEOVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

         Provisions of our Articles of Incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting right sunless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our Articles of Incorporation authorize the issuance of up toe 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors, of which 200,000 shares of Series A 6% Cumulative convertible Preferred Stock are issued and outstanding as of the date of this prospectus, or will be issued and outstanding following the date of this prospectus as described later in under "Selling Security Holders." Our Board of Directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

OUR COMMON STOCK IS THINLY TRADED, AND AN ACTIVE AND VIABLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP.

         Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board (OTCBB) under the symbol "GTEC." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

      o investors may have difficulty buying and selling or obtaining market quotations;

      o  market visibility for our common stock may be limited; and

      o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD HAVE DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR COMMON STOCK.

         As of August 15, 2005, there were 64,438,471 shares of common stock issued and outstanding.

         Of the currently issued and outstanding shares, approximately 150,000 restricted shares of common stock have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). Unless registered on a form other than Form S-8, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders, who have beneficially owned restricted shares of common stock for at last one year, to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation.

SALES OF OUR COMMON STOCK UNDER RULE 144 OR PURSUANT TO SUCH REGISTRATION STATEMENT MAY HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR COMMON STOCK.

         It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

RISKS RELATED TO THE INDUSTRIES IN WHICH WE OPERATE

WE FACE SEVERE COMPETITION FROM TIME AND ATTENDANCE PROVIDERS, SECURITY COMPANIES, IN GENERAL, BIOMETRIC SECURITY DEVICE PROVIDERS, EXPLOSIVE DETECTION COMPANIES AND KEYLESS VEHICLE OPERATION COMPANIES, MANY OF WHOM HAVE GREATER RESOURCES THAN WE DO, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS.

         We may be unable to effectively compete in the marketplaces in which we operate. We engage sales of computer equipment and accessories, which represents approximately 99% of our consolidated revenues for the nine months ended June 30, 2005.

         Most of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do. As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors. The introduction of similar or superior products by current or future competitors may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

RISK RELATED TO OUR SECURITIES AND CAPITAL STRUCTURE

TRADING IN OUR COMMON STOCK DURING 2004 WAS LIMITED, SO OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL AS MUCH STOCK AS THEY WANT AT PREVAILING PRICES.

         Shares of the common stock are traded on the OTCBB. Approximately 192,000 shares were traded on an average daily trading basis during the twelve-month period ended August 15, 2005. If limited trading in the common stock continues, it may be difficult for our shareholders to sell in the public market at any given time at prevailing prices. Also, the sale of a large block of our common stock at any time could depress the price of our common stock to a greater degree than a company that typically has higher volume of trading of securities.

THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE POSSIBLE VOLATILITY IN OUR STOCK PRICE THAT MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.

         There has only been a limited public market for our common stock and an active trading market in our common stock may not be maintained. The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may decrease the market price of our common stock.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE SUBJECT TO EXTREME VOLATILITY, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.

         The price of our common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

      o  Quarter-to-quarter variations in our operating results;

      o  Our announcement of material events;

      o  Price fluctuations in sympathy to others engaged in our industry; and,

      o  The effects of media coverage of our business

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF THE COMPANY'S SECURITIES, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities and the price at which such purchasers can sell any such securities.

         Our shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

      o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

      o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

      o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o  The wholesale dumping of the same securities by promoters and

      o broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK AVAILABLE FOR ISSUANCE MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK.

         We are authorized to issue 200,000,000 shares of common stock. As of the date of prospectus, there were 64,438,471 shares of common stock issued and outstanding. We have also reserved a total of 26,190,466 shares for future issuance consisting of 9,990,466 shares issuable upon the exercise of options and warrants that have been granted, approximately 12,000,000 shares available for issuance under our stock option plans, and the issuance of approximately 4,200,000 shares issuable upon conversion of our Series A preferred stock. The options and warrants are exercisable at prices ranging from $.05 to $2.25 per share. To the extent stock is issued upon the exercise of options or warrants, our existing shareholders will experience further dilution. In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, the issuance of our shares upon their exercise will result in additional dilution.

WE MAY ISSUE PREFERRED STOCK, WHICH MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK AND MAY HAVE RIGHT SUPERIOR TO YOUR COMMON STOCK RIGHTS.

         In addition to the above-referenced shares of common stock that we may issue without shareholder approval, we have the right to authorize and issue preferred stock. We presently have 97,500 shares of convertible preferred stock, series A issued and outstanding shares of preferred stock and while we have no present plans to issue any additional shares of preferred stock, our Board of Directors has the authority, without shareholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock may have superior rights to the holders of common stock.

WE HAVE NO HISTORY OF PAYING DIVIDENDS ON OUR COMMON STOCK.

         We have never paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We plan to retain any future earnings to finance growth. If we decide to pay dividends to the holders of the common stock, such dividends may not be paid on a timely basis.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP.

         Our common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol "GTEC". The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

      o Investors may have difficulty buying and selling or obtaining market quotations;

      o  Market visibility for our common stock may be limited; and

      o A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN GENESIS AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

                         GENESIS TECHNOLOGY GROUP, INC.
                       2004 STOCK OPTION PLAN, AS AMENDED

INTRODUCTION

         The following descriptions summarize certain provisions of our 2004 Stock Option Plan, as Amended. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan and the Plan, as Amended, have been filed as exhibits to the registration statement of which this prospectus is a part. Each person receiving a Plan option or stock award under the Plan should read the Plan in its entirety.

         On April 6, 2004, our Board of Directors authorized the Plan covering 10,000,000 shares of common stock. On August 13, 2005, the Board of Directors increased the number of shares covered by the Plan to 22,000,000 shares. As of the date of this prospectus, awards covering approximately 8,600,000 shares have been made under the Plan.

         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our Board of Directors, or a committee of the Board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each Option and the exercise price.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Additionally, deferred stock grants and stock appreciation rights may also be granted under the Plan. Any incentive option granted under the Plan must provide for an exercise price of not less than 60% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

         In the event the Plan is not approved by our shareholders prior to May 31, 2006, the Plan will not be invalidated, however, (i) in the absence of shareholder approval, incentive stock options may not be awarded under the Plan and (ii) any incentive stock options theretofore awarded under the Plan shall be converted into non-qualified options upon terms and conditions determined by the Board or committee to reflect, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the incentive stock options being so converted.

ELIGIBILITY

         Our officers, directors, key employees and consultants are eligible to receive awards under the Plan. Only our employees are eligible to receive incentive options.

ADMINISTRATION

         The Plan will be administered by our Board of Directors or a committee established by the Board such as a compensation committee (the "Committee"). The Board of Directors or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or Plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

SHARES SUBJECT TO AWARDS

         We have currently reserved 22,000,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 22,000,000 shares may be issued, unless the Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

TERMS OF EXERCISE

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Committee or by the Board of Directors.

         The Plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

EXERCISE PRICE

         The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted.

         The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

MANNER OF EXERCISE

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us, and further provided that any such loan or guarantee is permitted under applicable law.

OPTION PERIOD

         All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire ten years and one day from the date of grant unless otherwise provided under the terms of the option grant.

TERMINATION

         All Plan options which are Incentive Stock Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee, except as provided by the board of the Committee. If an optionee shall die (a) while our employee or (b) within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators. Options are also subject to termination by the Committee or the Board under certain conditions.

         In the event of termination of employment because of death while an employee, or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment, except as otherwise provided under the Plan.

         Non-qualified options are not subject to the foregoing restrictions unless specified by the Board of Directors or Committee.

MODIFICATION AND TERMINATION OF PLANS

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on August 13, 2015.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on December 31, 2004. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                              PLAN OF DISTRIBUTION

         The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

         - through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges;

         - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

         - through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Genesis and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders who are affiliates that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus should be delivered. In addition, selling security holders who are affiliates may not dispose of that number of shares that exceed 1% of our outstanding common stock in any consecutive three-month period.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 200,000,000 shares of common stock, par value $.001 per share, of which 64,438,471 shares were issued and outstanding as of August 15, 2005. We are authorized to issue 20,000,000 shares of preferred stock, of which 97,500 shares are issued or outstanding.

COMMON STOCK

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK

         Our articles of incorporation authorizes our board of directors to create and issue series of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as permitted under Florida law.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401; telephone (303) 262-0600.

                                  LEGAL MATTERS

         The validity of the securities offered under the Plan described in this registration statement will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 N.W. Corporate Boulevard, Suite 210, Boca Raton, Florida 33431-7307.

                                     EXPERTS

         The consolidated financial statements of Genesis Technology Group, Inc. as of September 30, 2004, and for the years ended September 30, 2004 and 2003 appearing in our Annual Report on Form 10-KSB for the year ended September 30, 2004, have been audited by Sherb & Co., LLP., Certified Public Accountants, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         -  Form 8-K Current Report filed on June 3, 2005;

         - Annual Report on Form 10-KSB for the year ended September 30, 2004 filed on January 19, 2005.

         - Quarterly Report on Form 10-QSB for the period ended March 31, 2005 filed on May 24, 2005; and

         - Quarterly Report on Form 10-QSB for the period ended June 30, 2005 filed on August 22, 2005;

         -  Form 8-K Current Report filed on September 29, 2005;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Genesis Technology Group, Inc., 7900 Glades Road, Suite 420, Boca Raton, Florida 33434.

ITEM 4.  DESCRIPTION OF SECURITIES

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

ITEM 8.  EXHIBITS

         5.1      Opinion of Schneider Weinberger & Beilly LLP*

         23.1     Consent of Independent Registered Public Accounting Firm*

         23.2     Consent of Schneider Weinberger & Beilly LLP (included in
                  Exhibit 5.1)*

         99.1     Genesis Technology Group, Inc. 2004 Stock Option Plan, as
                  Amended*
         _________________
         * Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on September 30, 2005.


                                    GENESIS TECHNOLOGY GROUP, INC.


                                    By: /s/ Gary L. Wolfson
                                        -------------------
                                        Gary L. Wolfson, Chief Executive Officer
                                        and Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                  Title                            Date
         ---------                  -----                            ----

                           Chief Executive Officer,
                           Principal Executive Officer
/s/ Gary L. Wolfson        and Director                       September 30, 2005
-------------------
Gary L. Wolfson

                           Chief Operating Officer
/s/ Kenneth Clinton        and Director                       September 30, 2005
-------------------
Kenneth Clinton

                           Chief Financial Officer and
/s/ Adam Wasserman         Principal Financial Officer        September 30, 2005
-------------------
Adam Wasserman

                           Chief Executive Officer
/s/ Li Shaoqing            in China                           September 30, 2005
-------------------
Li Shaoqing


/s/ Joshua Tan             Director                           September 30, 2005
-------------------
Joshua Tan